Ex: 99.2

OPTIMA BANK & TRUST COMPANY

Unaudited Interim Condensed Financial Statements

Table of Contents

OPTIMA BANK & TRUST COMPANY

Unaudited Interim Condensed Financial Statements

OPTIMA BANK & TRUST COMPANY

BALANCE SHEETS

March 31, 2019 and December 31, 2018

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Cash and cash equivalents	$24,959,221	$35,322,418
Federal funds sold	3,000	17,000
Cash and cash equivalents	24,962,221	35,339,418
Investment securities available for sale	21,761,623	21,941,204
Loans, net of allowance for loan losses	471,011,627	458,836,536
Accrued interest receivable	1,401,725	1,198,547
Federal Home Loan Bank stock	2,175,100	1,103,300
Banking premises and equipment, net	5,439,986	5,616,019
Bank-owned life insurance	5,773,852	5,737,639
Other assets	1,874,104	1,821,194
Total assets	$534,400,238	$531,593,857
Liabilities
Deposit accounts	$471,832,594	$494,973,242
FHLB Advances	25,000,000	—
Customer repurchase agreements	1,174,027	827,643
Deferred income tax liability, net	216,814	201,481
Accrued expenses and other liabilities	466,840	605,873
Total liabilities	498,690,275	496,608,239
Shareholders’ Equity
Stockholders' equity:
Common stock, $1.00 par value; 9,000,000 shares authorized; 2,194,242 and 2,182,821 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	2,194,242	2,182,821
Additional paid-in capital	22,827,989	22,779,020
Accumulated surplus	10,906,259	10,282,722
Accumulated other comprehensive loss	(218,527)	(258,945)
Total stockholders’ equity	35,709,963	34,985,618
Total liabilities and stockholders’ equity	$534,400,238	$531,593,857

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF INCOME (UNAUDITED)

Three Month Periods Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	2019	2018
Interest income
Interest on loans	$5,140,284	$4,725,425
Interest on investments	170,586	146,764
Interest from interest-bearing deposits in other banks	185,220	63,237
Total interest income	5,496,090	4,935,426
Interest expense
Interest on deposits	1,650,187	1,235,022
Interest on borrowings	133,176	5,555
Total interest expense	1,783,363	1,240,577
Net interest and dividend income	3,712,727	3,694,849
Provision for loan losses	70,000	66,000
Net interest and dividend income after provision for loan losses	3,642,727	3,628,849
Noninterest income
Service charges, fees and other income	184,605	321,125
Gain on sale of loans	45,376	109,906
Bank owned life insurance income	36,213	36,795
Total noninterest income	266,194	467,826
Noninterest expense
Salaries and employee benefits	1,880,012	1,803,702
Occupancy expense	361,870	340,233
Equipment expense	156,490	159,769
Other	716,012	733,105
Total noninterest expense	3,114,384	3,036,809
Income before income taxes	794,537	1,059,866
Income tax expense	171,000	303,000
Net income	$623,537	$756,866

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

Three Month Periods Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	2019	2018
Net income	$623,537	$756,866
Other comprehensive income/(loss), net of tax:
Unrealized gains/(losses) on available for sale securities:
Unrealized holding gains/(losses) arising during period, net of income taxes of ($15,332) and $63,732	40,418	(167,850)
Other comprehensive income/(loss)	40,418	(167,850)
Comprehensive income	$663,955	$589,016

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

Three Month Periods Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	Common Stock	Additional Paid-In Capital	Accumulated Surplus	Accumulated Other Comprehensive (Loss ) / Income	Total Stockholders’ Equity
Balance at December 31, 2018	$2,182,821	$22,779,020	$10,282,722	$(258,945)	$34,985,618
Net income	—	—	623,537	—	623,537
Exercise of stock options	5,539	49,851	—	—	55,390
Net exercise of stock options	5,882	(5,882)	—	—	—
Change in unrealized loss on available for sale securities, net of income taxes	—	—	—	40,418	40,418
Stock-based compensation	—	5,000	—	—	5,000
Balance at March 31, 2019	$2,194,242	$22,827,989	$10,906,259	$(218,527)	$35,709,963

Balance at December 31, 2017	$2,033,211	$21,688,312	$7,707,007	$(167,512)	$31,261,018
Net income	—	—	756,866	—	756,866
Exercise of stock options	300	5,400	—	—	5,700
Net exercise of stock warrants	30,001	(30,001)	—	—	—
Change in unrealized loss on available for sale securities, net of income taxes	—	—	—	(167,850)	(167,850)
Stock-based compensation	—	25,500	—	—	25,500
Balance at March 31, 2018	$2,063,512	$21,689,211	$8,463,873	$(335,362)	$31,881,234

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

STATEMENTS OF CASH FLOWS (UNAUDITED)

Three Month Periods Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$382,475	$822,290
CASH FLOWS FROM INVESTING ACTIVITIES
Principal collected on mortgage-backed securities available for sale	235,332	312,584
Net purchases and redemptions of Federal Home Loan Bank stock	(1,071,800)	-
Net increase in loans	(12,184,330)	(4,444,574)
Acquisition of bank premises and equipment	—	(841,416)
Net cash used by investing activities	(13,020,798)	(4,973,406)
CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in certificates of deposits	(14,751,469)	(17,691,935)
Net (decrease) increase in other deposit accounts	(8,389,179)	22,869,314
Proceeds from exercise of stock options	55,390	5,700
Net increase in customer repurchase agreements	346,384	494,286
FHLB advances	25,000,000	—
Net cash provided by financing activities	2,261,126	5,677,365
Net (decrease) increase in cash and cash equivalents	(10,377,197)	1,526,249
Cash and cash equivalents, beginning of period	35,339,418	37,665,811
Cash and cash equivalents, end of period	$24,962,221	$39,192,060

See accompanying notes.

OPTIMA BANK & TRUST COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Business

Optima Bank & Trust Company (the Bank) provides a full range of banking services to individual and corporate customers in southern and coastal areas of New Hampshire. The Bank is subject to the regulations of certain state and federal agencies and undergoes periodic examinations by those regulatory authorities.

Basis of Financial Statement Presentation

The unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. A substantial portion of the Bank’s loans are in the southern and coastal areas of New Hampshire. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in economic conditions in those areas. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

Certain financial information, which is normally included in financial statements prepared in accordance with generally accepted accounting principles, but which is not required for interim reporting purposes, has been condensed or omitted.  The accompanying condensed financial statements and notes thereto should be read in conjunction with the Bank’s audited financial statements as of and for the years ended December 31, 2018 and 2017.

Investment Securities

Available for sale securities (AFS) consist of debt securities that the Bank anticipates could be made available for sale in response to changes in market interest rates, liquidity needs, funding sources and other similar factors. These assets are specifically identified and are carried at fair value. Unrealized holding gains and losses on these assets, net of related income taxes, are excluded from earnings and are included in accumulated other comprehensive loss and reported as a separate component of stockholders’ equity. Gains and losses on the sale of available for sale securities are computed on the specific identification of the adjusted costs of each security sold, are recognized upon realization and are shown separately in the statements of income. Premiums and discounts on investment securities are amortized using methods that approximate the effective yield method.

Loans and Interest Income on Loans

Loans are stated at the principal amounts outstanding, plus net deferred loan origination costs. Interest is recognized on loans using the accrual method, unless it is no longer probable of collection or the loan is 90 days or more past due, at which time interest ceases to accrue and is recognized on the cash basis. Loans are restored to accrual status when there has been a period of sustained positive performance on the loans, the borrower has demonstrated the ability to make future payments of principal and interest, and management believes outstanding principal and interest receivable are collectible. Interest received on an impaired loan for which the Bank does not expect full collection of principal will generally be recorded as a reduction in the recorded investment in the loan. When the recorded carrying value of the impaired loan has been reduced to a point at which ultimate collection is probable, then interest income may be recognized.

Allowance for Loan Losses

The allowance for loan losses is established by management to absorb probable future charge-offs of loans deemed uncollectible. This allowance is increased by provisions charged to operating expense and by recoveries on loans previously charged off. Loan losses are charged against the allowance when management believes that the collectibility of the loan principal is unlikely. Management, considering current information and events regarding the borrowers’ ability to repay their obligations, considers loans to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate, or the fair value of collateral if the loan is collateral dependent. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses.

Management believes that the allowance for loan losses is adequate. Arriving at an appropriate level of allowance for loan loss involves judgment; the primary considerations are the level of delinquencies (based on contractual terms), the nature of the loan portfolio, prior loan loss experience by loan category, and qualitative factors including the local economic conditions and current real estate market trends. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.

The qualitative factors are determined based on the various risk characteristics of each portfolio segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate and home equity lines of credit: The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent and does not grant subprime loans. Loans with loan-to-value ratios greater than 85 percent require the purchase of private mortgage insurance unless strong mitigating factors are identified. Loans in these segments are collateralized primarily by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in these segments.

Commercial real estate and multi-family residential: Loans in these segments are primarily income-producing properties throughout southern and coastal areas of New Hampshire. The underlying cash flows generated by the properties may be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates which, in turn, may have an effect on the credit quality in these segments. Management periodically obtains rent rolls and continually monitors the cash flows of these loans.

Construction loans: The loans in this segment are primarily residential and commercial construction-to-permanent loans collateralized by owner-occupied residential and commercial real estate, and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, may have an effect on the credit quality in this segment.

Commercial loans: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, may have an effect on the credit quality in this segment.

Consumer loans: Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

A substantial portion of the loan portfolio consists of loans to borrowers in southern and coastal areas of New Hampshire. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Origination Fees and Costs

Loan origination fees and direct origination costs are deferred and amortized over the life of the related loan on the level yield method. Amortization ceases while loans are on nonaccrual status. The Bank does not anticipate prepayments in determining the amortization but recognizes the amortization at the time of prepayment.

Loan Servicing

The Bank recognizes as separate assets the rights to service mortgage loans for others, and performs an assessment of capitalized mortgage servicing rights for impairment, based on the current fair value of those rights. The Bank capitalizes mortgage servicing rights at their fair values upon the sale of the related loans. Capitalized mortgage servicing rights are amortized in proportion to, and over the period of, estimated future net servicing income. Fair values are estimated using bid quotations received from dealers for similar instruments. For purposes of measuring impairment, the rights are stratified, as necessary, based on interest rates and the expected maturities of the underlying loans.

Federal Home Loan Bank Stock

Stock in the Federal Home Loan Bank (FHLB) is a required investment due to membership in FHLB, and is carried at cost and can be redeemed at the FHLB subject to current redemption policies.

Other Real Estate Owned (OREO)

Collateral acquired through foreclosure is recorded at fair value, less estimated costs to sell, at the time of acquisition. The excess, if any, of the loan balance over the fair value of the property at the time of transfer from loans to OREO, is charged to the allowance for loan losses. Subsequent declines in the fair value of the properties are recorded as noninterest expense. Net operating income or expense related to foreclosed property is included in noninterest expense in the accompanying unaudited statements of income. There are inherent uncertainties in the assumptions with respect to the estimated fair value of other real estate owned, and the amounts ultimately realized on other real estate owned may differ from the amounts reflected in the accompanying unaudited financial statements. There was no OREO at March 31, 2019 and December 31, 2018.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the expected lease term or the estimated useful life. Maintenance and repairs are charged to current expense as incurred and the cost of major renewals and betterments are capitalized.

Income Taxes

The Bank follows the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. If it is not determined that realization of the deferred tax assets is more likely than not to occur, then a valuation allowance is established. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Assets and liabilities are established for certain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold, based upon the technical merits of the position. Estimated interest and penalties, if applicable, related to uncertain tax positions are included as a component of income tax expense. Management has determined that the Bank has not taken, nor does it expect to take, any uncertain tax positions in any income tax return.

Advertising and Marketing Expense

Advertising and marketing costs are expensed as incurred.

Stock-Based Compensation

Stock-based compensation represents the cost related to stock-based awards to employees and directors. The Bank measures stock-based compensation cost at the grant date based upon the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis over the employee requisite service period. Forfeitures are recognized as they occur. The Bank estimates the fair value of stock options using the Black-Scholes valuation method.

Statement of Cash Flows

For the purpose of reporting cash flows, cash and cash equivalents includes cash and due from banks, interest-bearing deposits in other banks with an original maturity of three months or less and federal funds sold.

Comprehensive Income

The only component of other comprehensive income reported in the accompanying unaudited statements of comprehensive income and of accumulated other comprehensive loss on the balance sheets is the unrealized net holding gains or losses on securities available-for-sale, net of tax. Components of accumulated other comprehensive loss are presented net of taxes, which are determined using a tax rate of 27.5% at March 31, 2019 and December 31, 2018.

Transfers of Financial Assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets.

During the normal course of business, the Bank may transfer a portion of a financial asset, for example, a participation loan or the government-guaranteed portion of a loan. In order to be eligible for sales treatment, the transfer of the portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. In order to meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

2.	Investment Securities

Following is a summary of investment securities available for sale at amortized cost and fair value as of March 31, 2019 and December 31, 2018:

	March 31, 2019				December 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Debt securities:
GNMA mortgage-backed securities	$2,283,157	$—	$(71,644)	$2,211,513	$2,344,469	$—	$(95,771)	$2,248,698
GNMA collateralized mortgage obligations	19,061,478	23,588	(229,839)	18,855,227	19,215,850	34,448	(268,770)	18,981,528
SBA mortgage-backed securities	718,403	—	(23,520)	694,883	738,050	—	(27,072)	710,978
Total available for sale securities	$22,063,038	$23,588	$(325,003)	$21,761,623	$22,298,369	$34,448	$(391,613)	$21,941,204

The carrying amounts and fair value of debt securities available-for-sale at March 31, 2019, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties:

	Amortized Cost	Fair Value
Mortgage-backed securities, amortizing monthly	$3,001,560	$2,906,396
Collateralized mortgage obligations, amortizing monthly	19,061,478	18,855,227
	$22,063,038	$21,761,623

The following table shows the Bank’s gross unrealized losses and fair value of securities available for sale, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31:

	March 31, 2019
	Less than 12 months		12 months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Temporarily Impaired Securities
Available for sale securities
GNMA mortgage-backed securities	$—	$—	$2,211,513	$(71,644)	$2,211,513	$(71,644)
GNMA collateralized mortgage obligations	1,858,394	(4,482)	10,037,553	(225,357)	11,895,947	(229,839)
SBA mortgage-backed securities	—	—	694,883	(23,520)	694,883	(23,520)
Total available for sale securities	$1,858,394	$(4,482)	$12,943,949	$(320,521)	$14,802,343	$(325,003)

The primary cause for unrealized losses within debt securities is the impact movements in market interest rates have had in comparison to the underlying yields on securities and the impact of temporary market fluctuations. No declines are deemed to be other than temporary and management has the intent and ability to hold depreciated debt securities until recovery or maturity. All GNMA and SBA securities are backed by the full faith and credit of the United States as to timely payment of principal and interest.

There were no securities sold in either the first quarter of 2019 or 2018.

At March 31, 2019, approximately $2,716,000 (fair value) of government-sponsored enterprise obligations have been pledged to secure customer repurchase agreements.

At December 31, 2018, approximately $2,726,000 (fair value) of government-sponsored enterprise obligations have been pledged to secure customer repurchase agreements.

3.	Loans

Major classifications of loans at March 31, 2019 and December 31, 2018 are as follows:

	March 31, 2019	December 31, 2018
Mortgage loans:
Residential	$286,969,423	$276,496,035
Commercial	116,989,538	117,094,091
Construction	38,877,585	37,671,276
Total mortgage loans	442,836,546	431,261,402

U.S. Government guaranteed loans	2,177,952	2,228,681
Commercial loans	27,568,665	26,904,730
Consumer loans	887,137	839,489

Total	473,470,300	461,234,302
Plus deferred loan origination costs, net	787,991	772,606
	474,258,291	462,006,908
Less allowance for loan losses	(3,246,664)	(3,170,372)
Total loans	$471,011,627	$458,836,536

At March 31, 2019 and December 31, 2018, certain officers and directors, or their companies, were indebted to the Bank or have available credit in the aggregate amounts of approximately $3,079,000 and $3,172,000, respectively.

Residential mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balance of mortgage loans serviced for others was approximately $40,209,000 and $42,945,000 at March 31, 2019 and December 31, 2018, respectively.

The amortized cost of mortgage servicing rights (included in other assets) at March 31, 2019 and December 31, 2018, of approximately $380,000 and $402,000, respectively, approximates the fair value and no valuation allowance for impairment has been recorded.

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the three month period ended March 31, 2019:

	For the Three Months Ended March 31, 2019
	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Unallocated	Total
Allowance for loan losses:
Balance at December 31, 2018	$1,273,923	$1,207,449	$259,000	$—	$418,000	$5,000	$7,000	$3,170,372
Charge-offs	—	—	—	—	(3,708)	—	—	(3,708)
Recoveries	—	—	—	—	10,000	—	—	10,000
Provision for (Release of)	47,250	(2,028)	8,000	—	5,708	—	11,070	70,000
Balance at March 31, 2019	$1,321,173	$1,205,421	$267,000	$—	$430,000	$5,000	$18,070	$3,246,664

Ending balance: Individually evaluated for impairment	$12,173	$194,421	$—	$—	$—	$—	$—	$206,594
Ending balance: Collectively evaluated for impairment	$1,309,000	$1,011,000	$267,000	$—	$430,000	$5,000	$18,070	$3,040,070
Loans ending balance
Ending balance: Individually evaluated for impairment	$758,783	541,424	$218,019	$—	$616,386	$—	$—	2,134,612
Ending balance: Collectively evaluated for impairment	$286,210,640	116,448,114	$38,659,566	$2,177,952	$26,952,279	$887,137	$—	471,335,688
Loans ending balance	$286,969,423	$116,989,538	$38,877,585	$2,177,952	$27,568,665	$887,137	$—	$473,470,300

The following table presents the activity in the allowance for loan losses and select loan information by portfolio segment for the three month period ended March 31, 2018:

	For the Three Months Ended March 31, 2018
	Mortgage Residential	Mortgage Commercial	Mortgage Construction	U.S. Government Guaranteed	Commercial	Consumer	Unallocated	Total
Allowance for loan losses:
Balance at December 31, 2017	$1,185,851	$1,234,411	$206,000	$—	$438,667	$5,000	$4,879	$3,074,808
Charge-offs	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Provision for (Release of)	10,855	86,148	(45,000)	—	(7,302)	(2,000)	23,299	66,000
Balance at March 31, 2018	$1,196,706	$1,320,559	$161,000	$—	$431,365	$3,000	$28,178	$3,140,808

Ending balance: Individually evaluated for impairment	$70,706	$87,559	$—	$—	$33,365	$—	$—	$191,630
Ending balance: Collectively evaluated for impairment	$1,126,000	$1,233,000	$161,000	$—	$398,000	$3,000	$28,178	$2,949,178
Loans ending balance
Ending balance: Individually evaluated for impairment	$1,017,737	$522,251	$—	$—	$819,417	$—	$—	$2,359,405
Ending balance: Collectively evaluated for impairment	$233,023,818	$137,608,404	$25,536,120	$2,377,539	$23,479,633	$473,392	$—	$422,498,906
Loans ending balance	$234,041,555	$138,130,655	$25,536,120	$2,377,539	$24,299,050	$473,392	$—	$424,858,311

At March 31, 2019 and December 31, 2018, all loans past due greater than 90 days are on nonaccrual status with interest payments collected applied to reduce the loan balance. At March 31, 2019 and December 31, 2018, there were eight and seven loans, respectively, on nonaccrual status that were past due less than 90 days.

The following table presents an aged analysis of past due and nonaccrual loans by class of loans as of March 31, 2019 and December 31, 2018:

	March 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater	Total Past Due	Current	Total Loans Held for Investment	Greater than 90 Days and Still Accruing	Non-Accrual Loans
Mortgage loans
Residential	$1,973,073	$509,485	$—	$2,482,558	$284,486,865	$286,969,423	$—	$12,419
Commercial	874,979	387,809	—	1,262,788	115,726,750	116,989,538	—	141,429
Construction	—	—	—	—	38,877,585	38,877,585	—	218,019
Total mortgage loans	2,848,052	897,294	—	3,745,346	439,091,200	442,836,546	—	371,867

U.S. Government Guaranteed	—	—	—	—	2,177,952	2,177,952	—	—
Commercial loans	16,325	50,310	228,440	295,075	27,273,590	27,568,665	—	301,717
Consumer loans	10,000	—	—	10,000	877,137	887,137	—	—
Total loans	$2,874,377	$947,604	$228,440	$4,050,421	$469,419,879	$473,470,300	$—	$673,584

	December 31, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater	Total Past Due	Current	Total Loans Held for Investment	Greater than 90 Days and Still Accruing	Non-Accrual Loans
Mortgage loans
Residential	$59,368	$64,720	$—	$124,088	$276,371,947	$276,496,035	$—	$13,169
Commercial	1,691,304	—	—	1,691,304	115,402,787	117,094,091	—	145,366
Construction	246,494	—	—	246,494	37,424,782	37,671,276	—	218,019
Total mortgage loans	1,997,166	64,720	—	2,061,886	429,199,516	431,261,402	—	376,554

U.S. Government Guaranteed	—	—	—	—	2,228,681	2,228,681	—	—
Commercial loans	—	—	193,249	193,249	26,711,481	26,904,730	—	334,964
Consumer loans	—	1,750	—	1,750	837,739	839,489	—	—
Total loans	$1,997,166	$66,470	$193,249	$2,256,885	$458,977,417	$461,234,302	$—	$711,518

Management evaluates certain loans rated substandard or worse individually for impairment. All other loans are evaluated collectively. For impaired loans that are collateral dependent their respective impairment analysis is based on appraised values less estimated selling costs. Noncollateral dependent loans are evaluated using the present value of expected future cash flows discounted at the loan’s effective interest rate. The required valuation allowance is included in the allowance for loan losses in the balance sheets.

The Bank may modify certain loans to retain customers or to maximize collection of the loan balance. All loan modifications are made on a case by case basis. When a modification is made on an impaired loan, the Bank will evaluate the modified terms to current market terms. When a concession is granted that is not at market terms considering the credit quality of the borrower, these loans would be classified as a troubled debt restructuring (TDR). New TDRs during the periods ended March 31, 2019 and 2018 were not material. At March 31, 2019 and December 31, 2018, loan balances related to TDRs totaled approximately $1,892,000 and $1,950,000, respectively.

The following tables present impaired loans with no related allowance for loan losses and with an allowance for loan losses recorded at March 31, 2019 and December 31, 2018:

	March 31, 2019
	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value	Interest Income Recognized*
With no related allowance recorded:
Mortgage loans
Residential	$746,364	$746,364	$—	$747,541	$—
Commercial	78,914	124,014	—	80,003	—
Construction	218,019	225,181	—	218,019	—
Total mortgage loans	1,043,297	1,095,559	—	1,045,563	—
U.S. Government Guaranteed	—	—	—	—	—
Commercial loans	616,386	749,263	—	625,470	—
Consumer loans	—	—	—	—	—
Total	1,659,683	1,844,822	—	1,671,033	—
With a related allowance recorded:
Mortgage loans
Residential	12,419	14,436	12,173	12,669	293
Commercial	462,510	462,510	194,421	462,730	3,318
Construction	—	—	—	—	—
Total mortgage loans	474,929	476,946	206,594	475,399	3,611
U.S. Government Guaranteed	—	—	—	—	—
Commercial loans	—	—	—	—	—
Consumer loans	—	—	—	—	—
Total	474,929	476,946	206,594	475,399	3,611
Total
Mortgage loans
Residential	758,783	760,800	12,173	760,210	293
Commercial	541,424	586,524	194,421	542,733	3,318
Construction	218,019	225,181	—	218,019	—
Total mortgage loans	1,518,226	1,572,505	206,594	1,520,962	3,611
U.S. Government Guaranteed	—	—	—	—	—
Commercial loans	616,386	749,263	—	625,470	—
Consumer loans	—	—	—	—	—
Total	$2,134,612	$2,321,768	$206,594	$2,146,432	$3,611

*Interest income recognized for three-month period ended March 31, 2019.  The amount for the three-month period ended March 31, 2018 is not material.

	December 31, 2018
	Recorded Carrying Value	Unpaid Principal Balance	Related Allowance	Average Recorded Carrying Value	Interest Income Recognized in 2018

With no related allowance recorded:
Mortgage loans
Residential	$725,491	$725,491	$—	$717,018	$—
Commercial	82,184	122,932	—	89,572	—
Construction	218,019	225,181	—	287,777	—
Total mortgage loans	1,025,694	1,073,604	—	1,094,367	—
U.S. Government Guaranteed	—	—	—	—	—
Commercial loans	665,864	763,216	—	743,068	—
Consumer loans	—	—	—	—	—
Total	1,691,558	1,836,820	—	1,837,435	—
With a related allowance recorded:
Mortgage loans
Residential	13,169	13,808	12,923	14,544	742
Commercial	463,176	463,176	194,449	464,002	19,666
Construction	—	—	—	—	—
Total mortgage loans	476,345	476,984	207,372	478,546	20,408
U.S. Government Guaranteed	—	—	—	—	—
Commercial loans	—	—	—	—	—
Consumer loans	—	—	—	—	—
Total	476,345	476,984	207,372	478,546	20,408
Total
Mortgage loans
Residential	738,660	739,299	12,923	731,562	742
Commercial	545,360	586,108	194,449	553,574	19,666
Construction	218,019	225,181	—	287,777	—
Total mortgage loans	1,502,039	1,550,588	207,372	1,572,913	20,408
U.S. Government Guaranteed	—	—	—	—	—
Commercial loans	665,864	763,216	—	743,068	—
Consumer loans	—	—	—	—	—
Total	$2,167,903	$2,313,804	$207,372	$2,315,981	$20,408

Impaired loans not requiring an allowance represent loans for which expected discounted cash flows or the fair value of the collateral less estimated selling costs exceeded the carrying value of such loans.

The Bank utilizes an internal risk rating system on loans. A description of the Bank’s internal risk ratings as they relate to credit quality is as follows:

Loans rated as Excellent, Very Good, Good and Satisfactory are considered as “Pass”. Additionally, unrated overdraft lines of credit have been categorized as “Pass” credits.

Watch – A Watch asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Watch assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

The purpose of the Watch category is to identify assets that do not yet warrant adverse classification but possess credit deficiencies or potential weaknesses deserving of Management’s close attention. Watch assets are noted for the benefit of Management to indicate that a potential weakness or risk exists, which could cause a more serious problem if not corrected. These assets are not included in the regulatory reporting requirements of classified assets.

Substandard – A Substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

One or more of the above characteristics does not automatically mean an asset should be classified as substandard. Contractual delinquency may not in itself cause a substandard classification. If successful collection of all contractual principal and interest, or liquidation of the collateral at the asset’s book value is expected in a reasonable timeframe, a substandard classification may not be warranted.

Doubtful – An asset classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The probability of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage of and strengthening of the loan, its classification as an estimated loss is deferred until more exact status may be determined. Loans rated Doubtful are placed on nonaccrual.

Loss – An asset classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

The following tables present loans by internal risk rating by loan category as of March 31, 2019 and December 31, 2018:

	Commercial Mortgages	Commercial	U.S. Government Guaranteed	Residential Mortgages	Construction	Consumer
March 31, 2019
Pass	$116,114,011	$26,193,727	$2,177,952	$286,210,640	$38,659,566	$887,137
Watch	334,104	1,073,220	—	491,987	—	—
Substandard	541,423	142,624	—	266,796	218,019	—
Doubtful	—	159,094	—	—	—	—
	$116,989,538	$27,568,665	$2,177,952	$286,969,423	$38,877,585	$887,137
December 31, 2018
Pass	$116,362,572	$25,632,762	$2,228,681	$275,757,375	$37,453,257	$839,489
Watch	186,159	1,126,544	—	493,496	—	—
Substandard	545,360	145,424	—	245,164	218,019	—
Doubtful	—	—	—	—	—	—
	$117,094,091	$26,904,730	$2,228,681	$276,496,035	$37,671,276	$839,489

4.	Deposit Accounts

Deposits at March 31, 2019 and December 31, 2018 are summarized as follows:

	March 31, 2019	December 31, 2018
Demand and NOW accounts, including noninterest-bearing deposits of approximately $50,100,000 at March 31, 2019 and $52,200,000 at December 31, 2018	$96,852,292	$105,139,034
Money market deposit accounts	98,834,949	104,980,733
Regular savings accounts	140,883,005	134,839,657
	336,570,246	344,959,424
Certificates of deposit	135,262,348	150,013,818
Total deposits	$471,832,594	$494,973,242

As of March 31, 2019, approximately 23% of deposit accounts were held with three relationships. As of December 31, 2018, approximately 33% of deposit accounts were held with five relationships. Deposits under the Certificate of Deposit Account Registry Service (CDARS) and insured cash sweep accounts (ICS program) programs for these customers at March 31, 2019 and December 31, 2018 amounted to approximately $44,185,000 and $92,812,000, respectively.

The aggregate amount of certificates of deposit with a balance more than $250,000 was approximately $51,530,000 and $44,213,000 at March 31, 2019 and December 31, 2018, respectively. Total deposits under the CDARS programs, totaled approximately $30,337,000 and $47,667,000 at March 31, 2019 and December 31, 2018, respectively. Additionally, at March 31, 2019 and December 31, 2018, total deposits included approximately $95,714,000 and $108,639,000, respectively, in ICS money market accounts.

As of March 31, 2019, the scheduled maturities of certificates of deposit are as follows:

2019	$98,892,534
2020	19,525,151
2021	13,181,689
2022	3,389,539
2023	264,672
2024	8,763

5.	Borrowed Funds and Borrowing Capacity

Federal Home Loan Bank

As of March 31, 2019 there were outstanding advances of $25,000,000, with a final maturity date of April 2019 at an average rate of 2.63%.  At December 31, 2018, there were no outstanding FHLB advances.

The Bank has available borrowings, based upon pledged collateral, of approximately $167,784,000 and $166,343,000 at March 31, 2019 and December 31, 2018, respectively, with the FHLB.

Federal Funds Lines of Credit

The Bank has a $5,000,000 federal funds borrowing line of credit with Atlantic Community Bankers Bank. The line is unsecured. There were no balances outstanding under this line of credit agreement at March 31, 2019 and December 31, 2018.

6.	Stockholders’ Equity

Common Stock

The Bank has a total of 9,000,000 authorized shares of voting common stock, par value of $1.00 per share, of which 2,194,242 and 2,182,821 were issued and outstanding at March 31, 2019 and December 31, 2018, respectively.

In the three-month period ending March 31, 2019, 9,078 options for shares of common stock were net exercised at a fair market value of $28.40 per share for a total of 5,882 shares issued. An additional 4,539 and 1,000 shares were exercised at option prices of $10.00 per share.

Preferred Stock

The Bank has a total of 1,000,000 shares of preferred stock authorized with a par value of $1.00 per share. No preferred stock was issued or outstanding at March 31, 2019 and December 31, 2018.

Stock Option Plans

Activity under the stock option plans was as follows for the year-end December 31, 2018 and the three-month period ended March 31, 2019:

	Stock Option Plans	Weighted Average Exercise Price
Outstanding at December 31, 2017	277,554	$14.13
Grants	250	31.00
Forfeited	(14,653)	12.95
Exercised	(119,609)	10.12
Outstanding at December 31, 2018	143,542	$17.62
Grants	—	—
Forfeited	—	—
Exercised	(11,421)	10.00
Outstanding at March 31, 2019	132,121	$18.28
Exercisable at March 31, 2019	110,275	$18.37
Reserved for future grants	46,600

The exercise price of the options outstanding and of the options exercisable as of March 31, 2019 ranged from $10 to $31 per share.

Stock Warrants

In January 2008, the Bank issued warrants to allow the acquisition of 135,000 shares of common stock at $10.00 per share, which is the original issue price. Warrants to acquire 15,000 and 75,000 shares were exercised for shares of common stock during fiscal years 2017 and 2016, respectively.

In the three-month period ended March 31, 2018, warrants for 45,000 shares were net exercised at a fair market value of $30 per share, for a total of 30,001 shares.

7.	Income Taxes

The expected income tax at the federal statutory rate of 21% for the three-month period ended March 31, 2019 and March 31, 2018 differs from the actual expense due to the following:

	2019	2018
Income tax at statutory rate	21.0%	21.0%
Cash surrender value – bank-owned life insurance	-1.0%	-0.7%
Stock options	-6.7%	0.0%
State taxes, net of federal benefit	5.9%	6.3%
Other items	2.3%	2.0%
	21.5%	28.6%

8.	Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss is comprised of the following amounts, net of taxes, at March 31, 2019 and December 31, 2018:

	2019	2018
Unrealized loss on investment securities available for sale	$(218,527)	$(258,945)

Reclassification adjustments out of accumulated comprehensive loss for the three month periods ended March 31, 2019 and 2018 were not material.

9.	Regulatory Matters

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Management believes, as of March 31, 2019, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 2019, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Effective January 1, 2015, the Bank adopted the Basel III capital adequacy rules which, among other changes, added a new risk-weighted capital measure called Common Equity Tier 1 (CET1). The Basel III capital adequacy guidelines require all banks and bank holding companies to maintain minimum capital ratios as follows:

•	Common Equity Tier 1 to risk-weighted assets of 4.5%

•	Total risk-based capital to risk-weighted assets of 8.0%

•	Tier 1 capital to total risk-weighted assets of 6.0%

•	Tier 1 capital to average assets (Leverage Ratio) of 4.0%

In addition, the regulations establish a capital conservation buffer above the minimum capital ratios that phase in beginning January 1, 2016 at 0.625% and increases each year by 0.625% until it is fully phased in at 2.5% effective January 1, 2019. Failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses. At March 31, 2019, the Bank exceeded the regulatory requirement for the capital conservation buffer required.

The following tables set forth the Bank’s regulatory capital at March 31, 2019 and December 31, 2018:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of March 31, 2019
Total capital (to risk-weighted assets)	$39,213	11.2%	$27,971	8.0%	$34,963	10.0%
Common Equity Tier 1 (risk-weighted assets)	35,928	10.3%	15,733	4.5%	22,726	6.5%
Tier 1 Capital (to risk-weighted assets)	35,928	10.3%	20,978	6.0%	27,971	8.0%
Leverage Capital Ratio Tier 1 capital (to total average assets)	35,928	6.7%	21,506	4.0%	26,882	5.0%
As of December 31, 2018
Total capital (to risk-weighted assets)	$38,483	11.1%	$27,661	8.0%	$34,577	10.0%
Common Equity Tier 1 (risk-weighted assets)	35,245	10.2%	15,560	4.5%	22,495	6.5%
Tier 1 Capital (to risk-weighted assets)	35,245	10.2%	20,746	6.0%	27,661	8.0%
Leverage Capital Ratio Tier 1 capital (to total average assets)	35,245	6.6%	21,236	4.0%	26,545	5.0%

Cash Restriction

The Bank is required to maintain a certain reserve balance in the form of cash or deposits with the Federal Reserve Bank. At March 31, 2019 and December 31, 2018, the required reserve balance was approximately $1,644,000 and $1,175,000, respectively.

10.	Commitments

Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk. These instruments, which arise in the normal course of business, are commitments to extend credit to customers in the form of residential loans, commercial loans and home equity loans, as well as letters of credit. The commitments involve varying degrees of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments, including requiring similar collateral or other security to support financial instruments with credit risk. The Bank’s exposure to credit loss in the event of nonperformance by the customer is represented by the contractual amount of those instruments.

As of March 31, 2019 and December 31, 2018, financial instruments with off-balance-sheet commitments are approximately as follows:

	March 31, 2019	December 31, 2018
1 – 4 family residential construction loans	$16,719,000	$18,792,000
Commercial real estate construction and development loans	7,346,000	4,121,000
Real estate lines of credit	16,128,000	16,940,000
Other unused commitments	12,838,000	14,219,000
Standby letters of credit	629,000	621,000
	$53,660,000	$54,693,000

Commitments generally have fixed expiration dates or other termination clauses. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Operating Leases

The Bank has an operating lease agreement for office and retail space in downtown Portsmouth, New Hampshire. The initial lease term expired in October 2017, with the Bank having four five-year renewal options. The Bank exercised their option to renew this lease through October 2022.

The Bank has a land lease for a branch location in North Hampton, New Hampshire. The lease commenced in October 2009 and has an initial term of ten years, with four five-year renewal options.

The Bank has a land lease for a branch location in Stratham, New Hampshire. The lease commenced in July 2011 and has an initial term of ten years, with four five-year renewal options.

The Bank had an operating lease agreement for a loan production office in Dover, New Hampshire. The lease expired in February 2018 and was not renewed.

The Bank has an operating lease for a branch location in the Pease International Tradeport, Portsmouth. The lease commenced in October 2013 and has an initial term of ten years, with four five-year renewal options.

The Bank has an operating lease for a branch location in Bedford, New Hampshire. The lease commenced in September 2014 and has an initial term of five years and three months, with five five-year renewal options.

In May 2016, the Bank entered into an operating lease for a branch location in Portsmouth, New Hampshire. The lease commenced in August 2016 and has an initial term of ten years, with six five-year renewal options.

In October 2016, the Bank entered into a land lease for a branch location in Dover, New Hampshire. The lease commenced in January 2018 and has an initial term of ten years, with six five-year renewal options.

The Bank recognized lease expense of approximately $206,000 and $207,000 for the three month periods ended March 31, 2019 and 2018, respectively.

Future lease payments expected during the initial lease terms and the renewal options of all leases described above are approximately as follows:

2019 (April through December)	$654,000
2020	840,000
2021	834,000
2022	837,000
2023	840,000
Thereafter	20,317,000

11.	Fair Value Measurements

The Bank adopted a framework for measuring fair value under generally accepted accounting principles for all financial instruments that are being measured and reported on a fair value basis.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Bank uses various methods including market, income and cost approaches. Based on these approaches, the Bank often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Bank utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Bank is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or similar assets or liabilities.

Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

In determining the appropriate levels, the Bank performs a detailed analysis of the assets and liabilities that are subject to fair value measurements. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

For the three-month period ended March 31, 2019, the application of valuation techniques applied to similar assets and liabilities has been consistent. The following is a description of the valuation methodologies used for instruments measured at fair value:

Fair Value on a Recurring Basis

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis at March 31, 2019 and December 31, 2018:

	Total	Level 1	Level 2	Level 3
2019
Available-for-sale securities	$21,761,623	$—	$21,761,623	$—
2018
Available-for-sale securities	$21,941,204	$—	$21,941,204	$—

Fair Value on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). There were no significant assets measured at fair value on a nonrecurring basis at March 31, 2019 and December 31, 2018.

12.	Subsequent Events

The Bank was acquired by Cambridge Bancorp (CB) on April 17, 2019.  Under the terms of the Agreement and Plan Merger (the “Merger Agreement”), each outstanding share of Bank common stock was converted into $32.00 in cash or 0.3468 shares of the CB common stock, with the transaction structured as 95 percent common stock and 5 percent cash.  As a result of the merger, former Bank shareholders received an aggregate of approximately 722,746 shares of the CB’s common stock and an aggregate of approximately $3.5 million in cash.